UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 2, 2018 (October 31, 2018)

GUGGENHEIM CREDIT INCOME FUND 2016 T
(Exact Name of Registrant as Specified in Charter)

Delaware	814-01094	47-2016837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 Madison Avenue
New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 739-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.    Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On October 31, 2018, the Board of Trustees unanimously approved an amended code of ethics (the "Code of Ethics") of Guggenheim Credit Income Fund, Guggenheim Credit Income Fund 2016 T, and Guggenheim Credit Income Fund 2019 (collectively, the "Companies"), in all ways intended to meet the requirements of Rule 17j-1 under the Investment Company Act of !940. This amended Code of Ethics was implemented to conform the Company’s code of ethics to that used by certain other registered management investment companies that are advised by Guggenheim Credit Income Fund's investment advisor, Guggenheim Partners Investment Management, LLC (the "Advisor").

The foregoing description of the Code of Ethics set forth above is a summary only, and is qualified in all respects by the provisions of the Code of Ethics, a copy of which is attached hereto as Exhibit 14.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT NUMBER	DESCRIPTION

14.1	Code of Ethics of the Companies

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

GUGGENHEIM CREDIT INCOME FUND 2016 T

Date: November 2, 2018	By:	/s/ Brian S. Williams
BRIAN S. WILLIAMS
Chief Financial Officer